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                                                                    Exhibit 99.2

       STATEMENT PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                                       BY
                 PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
                 CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

                            Dated - November 7, 2002


        In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, I, John Y. Caloz, hereby certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

        IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.


                                        /s/  John Y. Caloz
                                        ----------------------------------------
                                        John Y. Caloz
                                        Corporate Vice President, Finance, Chief
                                        Financial Officer and Secretary]